EXHIBIT 10.3

STEPAN COMPANY

RESTRICTED STOCK AGREEMENT

2006 INCENTIVE COMPENSATION PLAN

THIS AGREEMENT (the “Agreement”), is made and entered into as of          day of                 , 20     (the “Date of Grant”) by and between Stepan Company, a Delaware corporation (the “Company”) and (the “Participant”).

WITNESSETH THAT:

WHEREAS, the Company has adopted the Stepan Company 2006 Incentive Compensation Plan (the “Plan”);

WHEREAS, in accordance with the provisions of the Plan, the Company desires to provide the Participant with an incentive to increase the value of the Company;

WHEREAS, terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the foregoing and mutual agreements set forth herein, and for other good and valuable consideration, the Company and Participant agree as follows:

1.	Award. Subject to the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant as of the Date of Grant of shares of Stock of the Company (the “Restricted Stock”). The shares of Restricted Stock awarded to the Participant shall be subject to the performance conditions set forth in Section 2 (the “Performance Conditions”) and the restrictions on transferability and forfeiture set forth in Section 3 (the “Risk of Forfeiture Conditions”).

2.	Performance Conditions.

(a)	The Restricted Stock shall be distributed to the Participant if and to the extent that the Threshold, Target or Maximum performance level of the performance goals is achieved, as determined by the Committee in its sole discretion. The number of shares of Restricted Stock awarded hereby shall be adjusted based upon the achievement of a specified level of the Company’s Corporate Net Income (“CNI”) and Return on Invested Capital (“ROIC”) for the Performance Period, as determined by the Committee. The “Performance Period” for purposes of this Agreement is the period beginning on and ending on .

(b)	Except as otherwise provided in this Agreement, the number of shares of Restricted Stock that the Participant shall be entitled to receive at the end of the Restricted Period (unless forfeited pursuant to Section 3) shall equal the number of shares of Restricted Stock awarded in accordance with Section 1 hereof, multiplied by the applicable percentage (“Applicable Percentage”), which correspond to the Company’s achieved specified CNI and ROIC for the Performance Period, and which is set by the Committee. For levels of actual performance between the Threshold, Target and Maximum levels of performance achieved, as set by the Committee, the Applicable Percentage will be calculated by prorating between the values assigned to the specified performance levels, giving equal weighting to each of the achieved CNI and ROIC.

(c)	Any shares of Restricted Stock awarded hereby that the Participant is not entitled to receive at the end of the Restricted Period pursuant to this Section 2 and as determined by the Committee, shall be deemed forfeited, and the Company shall be authorized to cancel such shares at the end of the Restricted Period.

3.	Risk of Forfeiture Conditions. The Restricted Stock shall be subject to the restrictions on transferability and risk of forfeiture set forth in paragraphs (a) and (b) below (the “Risks of Forfeiture”) until such Risks of Forfeiture lapse in accordance with the terms of this Agreement. Upon a lapse of the Risks of Forfeiture, the Restricted Stock to which the Risks of Forfeiture applied shall vest and become distributable to the Participant.

(a)	The Restricted Stock awarded to the Participant may not be encumbered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of other than by will or the laws of descent and distribution and shall be subject to a risk of forfeiture during the Restricted Period, beginning on the Date of Grant and ending on . No such sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance, whether made or created by voluntary act of the Participant or of any agent of the Participant or by operation of law, shall be recognized by, or be binding upon or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for such Restricted Stock during the Restricted Period.

(b)	Except as otherwise provided in the Agreement, if the services of the Participant to the Company shall be terminated during the Restricted Period for any reason, the Participant shall immediately forfeit to the Company all Restricted Stock, without any consideration paid to the Participant, and, thereafter, the Participant shall have no further rights with respect to such Restricted Shares.

4.	Lapse of Risks of Forfeiture.

(a)	Except as otherwise provided in the Agreement, the Risks of Forfeiture will lapse and the Participant’s rights will vest with respect to the Restricted Stock (as adjusted in accordance with Section 2) and any Dividend Rights with respect to such Restricted Stock, on the first day following the end of the Restricted Period, provided the Participant shall have been continuously employed by the Company from the Date of Grant through the date of such lapse.

(b)	Notwithstanding any other provision of this Agreement, if the Participant’s employment with the Company terminates at least twelve (12) months after the Date of Grant but before the end of the Restricted Period by reason of (i) death, (ii) becoming Disabled (within the meaning of Code Section 22(e)(3)), or (iii) the Participant’s early or normal retirement (with the Company’s approval) under the provisions of any qualified retirement plan maintained by the Company, then the Risks of Forfeiture will lapse and the Participant’s right to Restricted Stock (as adjusted pursuant to Section 2 and this Section) and any Dividend Rights with respect to such Restricted Stock shall immediately vest. The number of shares of Restricted Stock to which the Participant may become entitled pursuant to this Section 4(b), shall equal the number of shares of Restricted Stock granted hereunder, as adjusted pursuant to Section 2, multiplied by a fraction, the numerator of which is the number of days in the Restricted Period during which the Participant was employed by the Company and the denominator of which is the total number of days in the Restricted Period, rounded up or down to the whole number of shares.

5.	Issuance of Stock Certificates. As soon as practicable after the expiration or lapsing of the Restricted Period, the Company will issue to the Participant a certificate (without legend) evidencing the number of shares that the Participant is entitled to receive under Section 2, or, if applicable, Section 4 (less any shares withheld pursuant to Section 5.1 of the Plan) and with respect to which the Risks of Forfeiture have lapsed.

6.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

7.	Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereto shall continue to be valid and fully enforceable.

8.	Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.

9.	Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

10.	Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Illinois, without giving effect to the principles of conflict of laws.

11.	Section 83(b) Tax Election. The Participant understands that he or she may elect to be taxed at the time the Restricted Stock is acquired rather than when such stock ceases to be subject to forfeiture restrictions by filing an election under Code Section 83(b) with the Internal Revenue Service within thirty (30) days after the Date of Grant. The Participant understands that the failure to make this filing within the thirty-day period will result in the recognition of ordinary income by the Participant as the forfeiture restrictions on the Restricted Stock lapses measured by the value of the Restricted Stock at that time. The Participant agrees that he or she is relying on his or her own tax advisors and is not relying on the Company with respect to any election that he or she may make under Code Section 83(b).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

STEPAN COMPANY

By:
F. Quinn Stepan, Jr. President & Chief Executive Officer

AGREED AND ACCEPTED:

By:
Participant

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